SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2010

ZOOM TELEPHONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53722	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 South Street, Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 423-1072

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01

Change in Registrant’s Certifying Accountant

(a)

UHY LLP (“UHY”), our independent registered public accounting firm, informed us on April 19, 2010 that effective April 16, 2010, its New England practice was acquired by Marcum LLP. UHY also informed us that, as a result of this transaction, it declines reappointment as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The audit report of UHY on our financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to any uncertainty, audit scope, or accounting principles, except for a modification for a going concern uncertainty.

During the fiscal years ended December 31, 2009 and 2008 and subsequently to April 19, 2010, there were no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its audit reports nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

UHY has issued a letter dated April 20, 2010 addressed to the Securities and Exchange Commission stating that UHY agrees with the above statements. That letter is included as Exhibit 16.1 to this report.

(b)

Effective as of April 19, 2010, our Audit Committee engaged Marcum LLP as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the Company’s fiscal year ending December 31, 2010. Prior the appointment of Marcum, the Company had not consulted with Marcum with respect to: 1) the application of accounting principles to a specified transaction, either completed or proposed; 2) the type of audit opinion that might be rendered on our financial statements; or 3) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

16.1

Letter from UHY LLP dated April 20, 2010 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.
(Registrant)

By:	/s/Robert Crist
Robert Crist
Vice President of Finance and
Chief Financial Officer

Dated: April 20, 2010